UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2005
CKE RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 745-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.
     On October 10, 2005, CKE Restaurants, Inc. (the “Company”) entered into a Rights Agreement with Mellon Investor Services, LLC, a New Jersey limited liability company, as Rights Agent. The Rights Agreement was entered into pursuant to authorization of the Company’s Board of Directors on October 4, 2005, which included the adoption of a Stockholder Rights Plan and the declaration of a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s Common Stock to stockholders of record at the close of business on October 17, 2005 (the “Dividend Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, $0.01 par value (the “Preferred Stock”), at a purchase price of $22.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement, as may be amended, restated or otherwise modified from time to time (the “Rights Agreement”).
     The following summary of the principal terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.1, and is hereby incorporated by reference.
     Certificates. Initially, the Rights will not be exercisable, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to extension by the Board of Directors in certain circumstances, the Rights will separate from the Common Stock and a distribution date (the “Distribution Date”) will occur upon the earlier of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), or (ii) ten (10) business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning fifteen percent (15%) or more of the outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
     Expiration and Exercise. The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 31, 2008 (or December 31, 2006 if stockholder approval for the Rights Agreement has not been received by December 31, 2006), unless previously redeemed or exchanged by the Company (including by stockholder action in connection with a “Qualified Offer” as defined in the Rights Agreement) as described below.
     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.
     “Flip-In”. In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) an Acquiring Person becomes the beneficial owner of more than fifteen percent (15%) of the outstanding shares of Common Stock, (iii) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person’s ownership interest being increased by more than one percent (1%) (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two (2) times the exercise price of the Right. However, the Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will become null and void.
     For example, at an exercise price of $20 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $40 worth of Common Stock (or other consideration, as noted above) for $20. Assuming that the Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase 4 shares of Common Stock for $20.
     “Flip-Over”. In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) fifty percent (50%) or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right.
     Exchange Feature. At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange rate of one share of Common Stock (or a combination of cash, property, Common Stock or other securities having an equal value) per Right (subject to adjustment).
     Adjustment for Dilution. The purchase price payable, and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular cash dividends) or of subscription rights or warrants (other than those referred to above).
     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

     Redemption. At any time until ten (10) days following the Stock Acquisition Date or such later date as may be determined by action of the Board of Directors then in office and publicly announced by the Company, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. However, in the event that the Company receives a Qualified Offer, the rights may be redeemed by way of a stockholder action taken at a special meeting of stockholders called by the Board of Directors for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Rights Agreement. The special meeting must be held not less than ninety (90) and not more than one hundred twenty (120) days after the date the Qualified Offer is received. Such an action by stockholders requires the affirmative vote of at least a majority of all outstanding shares of Common Stock entitled to vote as of the record date of the special meeting, and is effective immediately prior to the consummation of any Qualified Offer consummated within sixty (60) days after the special meeting. A “Qualified Offer” is a tender offer for all outstanding shares of Common Stock not already beneficially owned by the person making the Qualified Offer that meets all of the following conditions:
     · the same per share price and consideration is offered for all shares of Common Stock, is at least eighty percent (80%) cash (and any non-cash portion is comprised of shares listed on a national exchange or the Nasdaq National Market System), and is to be paid upon consummation of the Qualified Offer;
     · the offering person has on hand cash or cash equivalents for the full amount necessary to consummate the Qualified Offer, or has all financing in the full amount necessary to consummate the Qualified Offer, and has entered into definitive financing agreements;
     · the offering person requests that the Company call a special meeting of stockholders to accept the Qualified Offer and to authorize the redemption of the Rights, and contains a written agreement of the person making the Qualified Offer to pay at least one-half (1/2) the Company’s costs of such special meeting;
     · the Qualified Offer by its terms remains open for at least sixty (60) business days and at least fifteen (15) additional business days after any change in price or after any bona fide alternative offer for a higher consideration is made;
     · the Qualified Offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to stockholders pursuant to the Qualified Offer is fair from a financial point of view to such stockholders and including any written presentation of such firm showing the analysis and range of values underlying such conclusion;
     · on or before the date the Qualified Offer is commenced, the offering person makes an irrevocable written commitment to the Company:
          · to acquire, within five (5) business days upon completion of the Qualified Offer, all shares of Common Stock then not beneficially owned by such person at the same price, and for the same consideration, per share as paid in the Qualified Offer;

          · not to amend its offer to reduce the per share price, to change the form of consideration offered, or to reduce the number of shares being sought;
          · if the Qualified Offer is not consummated, that such person will not make another offer for the Common Stock within one (1) year if at least eighty-five percent (85%) of the common stock not owned by such person has not been tendered; and
     · the Qualified Offer is not subject to any financing, funding or similar condition, does not include any condition relating to completion of or satisfaction with any due diligence or similar investigation, and otherwise provides for usual and customary terms and conditions.
     Stockholder Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.
     Amendments. Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.
Item 3.03 Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
Item 8.01 Other Events.
     On October 10, 2005, the Company issued a press release announcing the adoption of the Stockholder Rights Plan and the declaration of the rights dividend. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Exhibit Description
4.1	Rights Agreement, dated as of October 10, 2005, between CKE Restaurants, Inc. and Mellon Investor Services, LLC, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Rights to Purchase Preferred Stock (incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 11, 2005).
99.1	Press Release, dated October 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.
Date: October 11, 2005	By:	/s/ Andrew F. Puzder
Andrew F. Puzder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
4.1	Rights Agreement, dated as of October 10, 2005, between CKE Restaurants, Inc. and Mellon Investor Services, LLC, which includes as Exhibit A thereto a form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Rights to Purchase Preferred Stock (incorporated by reference to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 11, 2005).
99.1	Press Release, dated October 10, 2005.